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Exhibit 23.1
                      CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in this Current Report on Form 8-K/A of our reports dated April 12, 1996, on our audit of the balance sheet of American General Hospitality Corporation as of April 12, 1996; dated May 29, 1996, on our audit of the balance sheet of AGH Leasing, L.P. as of May 29, 1996; dated March 29, 1996, on our audit of the combined financial statements of the AGH Predecesser Hotels as of December 30, 1994 and December 29, 1995 and for the period from December 30, 1993 through December 31, 1993 and the years ended December 30, 1994 and December 29, 1995; and dated April 8, 1996, on our audit of the combined financial statements of the AGH Acquisition Hotels as of December 31, 1994 and 1995 and for each of the three years in the period ended December 31, 1995, appearing in the registration statement on Form S-11 (File No. 333-4568)

                                        Coopers & Lybrand, LLP

Dallas, Texas
January 2, 1997